Exhibit 99.3

WiSA Technologies Hosts Conference Call Today at 8 am PT / 11 am ET to Discuss its
Previously Announced Definitive Agreement to Acquire CompuSystems, Inc.

Beaverton, OR (December 30, 2024) WiSA Technologies, Inc. (“WiSA Technologies,” “WiSA” or the “Company”) (NASDAQ: WISA), which anticipates closing its acquisition of Datavault® intellectual property and information technology assets of privately held Data Vault Holdings Inc.® and changing its name to Datavault Inc. on or about December 31, 2024, will hold a special conference call today, Monday, December 30th at 8 am PT / 11 am ET to discuss its previously announced definitive agreement to acquire privately held CompuSystems, Inc. (“CSI”), a premier provider of registration, data analytics, and lead management services for live events.

Participants on the special conference call will include:

•	Nate Bradley, CEO of Data Vault Holdings Inc.
•	Mark LoGiurato, CEO of CompuSystems, Inc.
•	Brett Moyer, CEO of WiSA Technologies, Inc.
•	Michael Fazio, Controlling Investor, CompuSystems, Inc.

A live webcast can be found here:

Webcast | Investor Call Regarding CSI Acquisition

Those without internet access or who wish to dial in may call: 1-833-366-1124 (domestic), or 1-412-317-0702 (international). All callers should dial in approximately 10 minutes prior to the scheduled start time and ask to be joined into the WiSA Technologies call.

A webcast replay of the call will be available approximately one hour after the end of the call and will be available for 90 days, at the above webcast link. A telephonic replay of the call will be available through January 6, 2025, and may be accessed by calling 1- 877-344-7529 (domestic) or 1- 412-317-0088 (international) or Canada (toll free) 855-669-9658 and using access code 8628366.

A presentation will accompany the call and be accessible on Monday, December 30, 2024, under the “Investors” section of WiSA Technologies’ website.

About CompuSystems

CompuSystems is a premier provider of registration, data analytics, and lead management services for live events, offering cutting-edge solutions and unparalleled customer support to clients in the trade, association, corporate, and government event markets. With a strong focus on innovation, customer service, and sustainability, CompuSystems is dedicated to delivering exceptional event experiences for clients and their attendees. Learn more about CompuSystems here.

About Data Vault Holdings Inc.

Data Vault Holdings Inc. is a technology holding company that provides a proprietary, cloud-based platform for the delivery of blockchain objects. Data Vault Holdings Inc. provides businesses with the tools to monetize data assets securely over its Information Data Exchange® (IDE). The company is in the process of finalizing the consolidation of its affiliates Data Donate Technologies, Inc., ADIO LLC, and Datavault Inc. as wholly owned subsidiaries under one corporate structure. Learn more about Data Vault Holdings Inc., Datavault Inc., and True Luck, Inc. as wholly owned subsidiaries under one corporate structure. Learn more about Data Vault Holdings Inc. at www.datavaultsite.com.

ADIO has developed a breakthrough ad-driven monetization platform that enhances user experience through high-frequency audio advertising. ADIO uses its patented pioneering data packet technology to integrate into an audio file for a more robust user experience. Learn more about ADIO here.

About WiSA Technologies, Inc.

WiSA is a leading provider of immersive, wireless sound technology for intelligent devices and next-generation home entertainment systems. Working with leading CE brands and manufacturers such as Harman International, a division of Samsung; LG; Hisense; TCL; Bang & Olufsen; Platin Audio; and others, the company delivers immersive wireless sound experiences for high-definition content, including movies and video, music, sports, gaming/esports, and more. WiSA Technologies, Inc. is a founding member of WiSA™ (the Wireless Speaker and Audio Association) whose mission is to define wireless audio interoperability standards as well as work with leading consumer electronics companies, technology providers, retailers, and ecosystem partners to evangelize and market spatial audio technologies driven by WiSA Technologies, Inc. The company is headquartered in Beaverton, OR with sales teams in Taiwan, China, Japan, Korea, and California.

Cautionary Note Regarding Forward-Looking Statements

This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended (the “Securities Act”), and Section 21E of the Securities Exchange Act of 1934, as amended. These forward-looking statements, include, among others, the Company’s and Data Vault Holdings, Inc.’s expectations with respect to the closing of its proposed asset purchase between them (the “DataVault Asset Purchase”), the timing of the Company’s name change, the Company’s and CSI’s expectations with respect to the proposed acquisition of CSI by the Company (the “Acquisition”), including statements regarding the benefits of the Acquisition, the anticipated timing of the Acquisition, the implied valuation of CSI, the products offered by CSI and the markets in which it operates, and the Company’s and CSI’s projected future results and market opportunities, as well as information with respect to WiSA’s future operating results and business strategy. Readers are cautioned not to place undue reliance on these forward-looking statements. Actual results may differ materially from those indicated by these forward-looking statements as a result of a variety of factors, including, but not limited to: (i) risks and uncertainties impacting WiSA’s business including, risks related to its current liquidity position and the need to obtain additional financing to support ongoing operations, WiSA’s ability to continue as a going concern, WiSA’s ability to maintain the listing of its common stock on Nasdaq, WiSA’s ability to predict the timing of design wins entering production and the potential future revenue associated with design wins, WiSA’s ability to predict its rate of growth, WiSA’s ability to predict customer demand for existing and future products and to secure adequate manufacturing capacity, consumer demand conditions affecting WiSA’s customers’ end markets, WiSA’s ability to hire, retain and motivate employees, the effects of competition on WiSA’s business, including price competition, technological, regulatory and legal developments, developments in the economy and financial markets, and potential harm caused by software defects, computer viruses and development delays, (ii) risks related to the DataVault Asset Purchase, including WiSA’s ability to close the Asset Purchase in a timely manner or at all, or on the terms anticipated, whether due to WiSA’s ability to satisfy the applicable closing or otherwise, as well as risks related to WiSA’s ability to realize some or all of the anticipated benefits from the DataVault Asset Purchase, (iii) risks related to the Acquisition, including WiSA’s ability to close the Acquisition in a timely manner or at all, or on the terms anticipated, whether due to WiSA’s ability to satisfy the applicable closing or otherwise, as well as risks related to WiSA’s ability to realize some or all of the anticipated benefits from the Acquisition, any risks that may adversely affect the business, financial condition and results of operations of CSI, including but not limited to cybersecurity risks, the potential for AI design and usage errors, risks related to regulatory compliance and costs, potential harm caused by data privacy breaches, digital business interruption and geopolitical risks, and (iv) other risks as set forth from time to time in WiSA’s filings with the U.S. Securities and Exchange Commission. The information in this press release is as of the date hereof and neither the Company nor CSI undertakes any obligation to update such information unless required to do so by law. The reader is cautioned not to place under reliance on forward looking statements. Neither the Company nor CSI gives any assurance that either the Company or CSI will achieve its expectations.

Investors Contact:

David Barnard, Alliance Advisors Investor Relations, 415-433-3777, dbarnard@allianceadvisors.com